[Dominion Logo]                                          News Release

Exhibit 99
FOR IMMEDIATE RELEASE

November 1, 2006

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark_Lazenby@Dom.com
Analysts:	Joseph O’Hare (804) 819-2156, Joseph_OHare@Dom.com Laura Kottkamp (804) 819-2254, Laura_E_Kottkamp@Dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2006 EARNINGS

•	Company affirms 2006 earnings guidance
•	Conference call scheduled for 10 a.m. EST today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2006 of $654 million ($1.85 per share) compared to net income of $15 million (4 cents per share) for the same period last year.

Operating earnings for the three months ended Sept. 30, 2006 amounted to $662 million ($1.87 per share) compared to operating earnings of $373 million ($1.08 per share) for the three months ended Sept. 30, 2005. Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company’s annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2006 and 2005 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, president and chief executive officer, said:

“Even after normalizing for our receipt of business interruption insurance proceeds and mark-to-market gains, our third quarter operations were outstanding. Our nuclear fleet achieved a 99.9 percent capacity factor this quarter, excluding a planned refueling outage, and our large utility coal assets continued their record performance with an equivalent availability factor of 92.3 percent.

“Dominion Retail has added more customers year to date than in any other comparable time period. We also broke ground on the Cove Point expansion in Maryland, a project which will nearly double the send-out and current storage capacity of the plant upon its completion in 2008.

“While we are fortunate that the hurricane season to date has been a mild one, we had some damage from Tropical Storm Ernesto in our electric utility service area. We have recorded a cost of 3 cents per share in the third quarter and estimate an additional 1-cent per share impact in the fourth quarter. We are confirming our full-year 2006 operating earnings guidance of $5.05 to $5.25 per share, although we would expect actual earnings to fall between the low end of the range and the mid-point, assuming normal weather in the fourth quarter.”

In providing 2006 operating earnings guidance, the company notes that there could be differences between expected GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for operating earnings guidance.

Third-quarter 2006 operating earnings compared to 2005

Third-quarter 2006 operating earnings of $1.87 per share compares to $1.08 per share in the third quarter of 2005. The increase is primarily attributable to the receipt of business interruption insurance proceeds, lower unrecovered Virginia fuel expenses, higher contributions from the company’s merchant generation and producer services businesses, as well as increased gas and oil production revenue, partially offset by the impact of comparatively milder temperatures in the electric utility service area, lower sales of emissions allowances, and restoration expenses following Tropical Storm Ernesto.

Complete details of third-quarter 2006 operating earnings compared to 2005 can be found on Schedule 5 of this release.

Fourth-quarter 2006 operating earnings assumptions

In the fourth-quarter 2005, Dominion reported GAAP earnings of 74 cents per share and operating earnings of $1.02 per share. Fourth-quarter 2006 drivers that are expected to compare favorably to fourth-quarter 2005 include higher contributions from the company’s merchant generation business, increased gas and oil production and lower unrecovered Virginia fuel expenses. Expected offsets include lower margins in the E&P business and the absence of a mark-to-market benefit from hedges de-designated following the 2005 hurricanes.

Dominion’s fourth-quarter 2006 operating earnings assumptions compared to 2005 can be found on Schedule 6 of this release.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EST on Wednesday, Nov. 1, at which time Dominion management will discuss third quarter financial results, the status of the company’s strategic review and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9871. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EST Nov. 1 and lasting until 11 p.m. EST Nov. 8. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226. The PIN for the replay is 91201400. Additionally, a replay of the Web cast will be available on the company’s investor information page by the end of the day Nov. 1.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,000 megawatts of generation, about 6.6 trillion cubic feet equivalent of proved natural gas reserves and 7,800 miles of natural gas transmission pipeline. Dominion also operates one of the nation's largest underground natural gas storage systems with about 950 billion cubic feet of storage capacity and serves retail energy customers in eleven states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains certain forward-looking statements including our earnings guidance for 2006 that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, the timing of the closing dates of acquisitions or divestitures, additional risk exposure associated with the termination of business interruption and offshore property damage insurance related to our exploration and production operations and our inability to replace such insurance on commercially reasonable terms, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, gas and oil production and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.
###

Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended September 30
	2006	2005	Change
Operating Revenue (GAAP Based)	$4,033	$4,564	$(531)

Earnings:
Dominion Delivery	$78	$89	$(11)
Dominion Energy	102	73	29
Dominion Generation	249	204	45
Dominion Exploration & Production	299	38	261
Corporate	(66)	(31)	(35)
OPERATING EARNINGS	$662	$373	$289
Items excluded from operating earnings (1)	(8)	(358)	350
GAAP EARNINGS	$654	$15	$639

Common Shares Outstanding (average, diluted)	353.9	345.0

Earnings Per Share (EPS):
Dominion Delivery	$0.22	$0.26	$(0.04)
Dominion Energy	0.29	0.21	0.08
Dominion Generation	0.70	0.59	0.11
Dominion Exploration & Production	0.85	0.11	0.74
Corporate	(0.19)	(0.09)	(0.10)
OPERATING EARNINGS	$1.87	$1.08	$0.79
Items excluded from operating earnings (1)	(0.02)	(1.04)	1.02
GAAP EARNINGS	$1.85	$0.04	$1.81

	Nine months ended September 30
	2006	2005	Change
Operating Revenue (GAAP Based)	$12,546	$12,946	$(400)

Earnings:
Dominion Delivery	$314	$346	$(32)
Dominion Energy	277	236	41
Dominion Generation	441	403	38
Dominion Exploration & Production	643	339	304
Corporate	(151)	(119)	(32)
OPERATING EARNINGS	$1,524	$1,205	$319
Items excluded from operating earnings (1)	(175)	(429)	254
GAAP EARNINGS	$1,349	$776	$573

Common Shares Outstanding (average, diluted)	350.9	343.1

Earnings Per Share (EPS):
Dominion Delivery	$0.89	$1.01	$(0.12)
Dominion Energy	0.79	0.69	0.10
Dominion Generation	1.26	1.17	0.09
Dominion Exploration & Production	1.83	0.99	0.84
Corporate	(0.43)	(0.35)	(0.08)
OPERATING EARNINGS	$4.34	$3.51	$0.83
Items excluded from operating earnings (1)	(0.50)	(1.25)	0.75
GAAP EARNINGS	$3.84	$2.26	$1.58

(1) Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Nine months ended September 30, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•	$85 million in charges related to the impairment of certain Dominion Capital investments;
•	$37 million in charges due to the SFAS133 impact related to certain interest rate swaps;
•	$35 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$11 million of incremental charges related to the Hurricanes Katrina and Rita;
•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract;
•	$6 million in charges related to the impairment of an equity investment; and,
•	$5 million gain on the sale of an investment in a natural gas storage development project.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567	$295	$662		$1,524
Items excluded from operating earnings (after-tax):
Dominion Capital related charges		(85)			(85)
SFAS133 impact related to certain interest rate swaps		(37)			(37)
Net charges related to the pending sale of Dominion Peoples	(21)	(7)	(7)		(35)
and Dominion Hope natural gas distribution companies
Hurricanes Katrina and Rita	(6)	(4)	(1)		(11)
Merchant generation contract write-off	(6)				(6)
Impairment of equity investment			(6)		(6)
Gain on sale of natural gas storage development project			5		5
Other		(1)	1		0
Total items excluded from operating earnings	(33)	(134)	(8)		(175)
Reported net income	$534	$161	$654		$1,349

Common shares outstanding (average, diluted)	348.1	350.5	353.9		350.9

Operating earnings per share	$1.63	$0.84	$1.87		$4.34
Items excluded from operating earnings (after-tax)	(0.10)	(0.38)	(0.02)		(0.50)
Reported earnings per share	$1.53	$0.46	$1.85		$3.84

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Twelve months ended December 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

•
$375 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;

•
$65 million in charges related to a $51 million impairment of a note receivable from Calpine and $14 million primarily from the sale of the company’s equity interests in certain non-core merchant generation facilities;

•	$44 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
•	$32 million in net charges related to exiting certain businesses consisting of:
•	$22 million in net charges related to Dominion Capital;
•	$13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
•	$2 million in net charges related to miscellaneous asset impairments; and
•	$5 million benefit related to our discontinued telecommunications operations; and
•	$9 million in other charges including the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340	$373	$353	$1,558
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)	(11)	(375)
Impairment of investments				(65)	(65)
NUG Buyouts	(45)			1	(44)
Charges related to exiting certain businesses	(18)	(8)	6	(12)	(32)
Other including changes in accounting				(9)	(9)
Total items excluded from operating earnings	(63)	(8)	(358)	(96)	(525)
Reported net income	$429	$332	$15	$257	$1,033

Common shares outstanding (average, diluted)	342.3	342.0	345.0	348.2	344.4

Operating earnings per share	$1.44	$0.99	$1.08	$1.02	$4.53
Items excluded from operating earnings (after-tax)	(0.19)	(0.02)	(1.04)	(0.28)	(1.53)
Reported earnings per share	$1.25	$0.97	$0.04	$0.74	$3.00

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 4 - 3Q06 Assumptions and Drivers

	3Q05	3Q06	3Q06
Description	Actual	Assumption	Actual

Operating earnings (mm)	$373	---	$662
Average common shares outstanding, diluted (mm)	345.0	353.7	353.9
Operating earnings per share	$1.08	---	$1.87
GAAP earnings per share	$0.04	---	$1.85

Certain Items That Impacted Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [1]	$49	---	$17
Business Interruption Insurance Proceeds - After-tax (mm)	$0	$175 - $185	$171
Sales of emission allowances - After-tax (mm)	$43	---	$18
FAS 133 - (Hedge Ineffectiveness/Other) - After-tax (mm)	($27)	---	$0
FAS 133 - (Katrina/Rita Dedesignated Hedges) - After-tax (mm)	$0		$33
Virginia Fuel Underrecovery - After-tax (mm)	($225)	---	($165)
Franchise Growth	---	---	---
Merchant Generation Margins	---	---	---
Kewaunee Scheduled Refueling Outage	None	One	One

Natural Gas Production (Bcf) [2]	70	80 - 85	82
Liquids Production (mmbbls) [2]	3.4	5.0 - 5.5	6.3
Equivalent Natural Gas Production (Bcfe) [2]	91	110 - 118	120

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$8.49	$6.12	$6.58
Avg. NYMEX Spot Price - Oil ($/bbl)	$60.36	$72.56	$71.55

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [3,4]	$7.96	$5.59	$6.30
Average Realized Price without Hedging Results - Oil ($/bbl) [3,4]	$55.04	$58.80	$58.47
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [3,4]	$8.25	$6.80	$7.44

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [3]	$4.33	$3.85	$4.25
Average Realized Price with Hedging Results - Oil ($/bbl) [3]	$24.56	$29.26	$33.49
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [3]	$4.27	$4.12	$4.69

E&P Lifting Costs ($/mcfe) [3,5]	$1.37	$1.25 - 1.35	$1.19
E&P DD&A Rate ($/mcfe) [3]	$1.46	$1.60 - 1.70	$1.68

VPP Volumes Delivered (Bcf)	16.1	13.5	13.5
VPP Net Revenue - Pre-tax ($mm)	$81	$60	$60
VPP Net Revenue - After-tax ($mm)	$51.0	$37.8	$38

Average PJM West Price (7x24) ($/MWh)	$74.79	$57.21	$56.94
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$89.13	$65.64	$58.82

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69	$0.69

1) After-tax impact on utility base revenue
2) Includes Dominion Transmission, excludes VPPs.
3) Dominion E&P Only
4) Originally labeled as Average Equity Sales Price in May 22, 2006 Analyst Presentation
5) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received

Schedule 5 - Reconciliation of 2006 Earnings to 2005

Unaudited	Three months ended September 30
(millions, except EPS)	2006 vs. 2005
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Major storm damage and service restoration	($11)	($0.03)
Regulated electric sales:
Weather - electric	(9)	(0.03)
Customer growth	3	0.01
Interest expense	(5)	(0.01)
Nonregulated retail energy marketing operations	6	0.02
Regulated gas sales - weather	1	--
Other	4	0.01
Share dilution	--	(0.01)
Change in contribution to operating earnings	($11)	($0.04)

Dominion Energy
Producer services	$19	$0.06
Gas transmission margins	18	0.05
Electric transmission operations	(4)	(0.01)
Other	(4)	(0.01)
Share dilution	--	(0.01)
Change in contribution to operating earnings	$29	$0.08

Dominion Generation
Unrecovered Virginia fuel expenses	$60	$0.17
Merchant generation margin	48	0.13
Salaries, wages and benefits expense	3	0.01
Interest expense	2	0.01
Sale of emissions allowances	(25)	(0.07)
Regulated electric sales:
Weather	(24)	(0.07)
Customer growth	8	0.02
Energy Supply margin	(15)	(0.04)
Outage costs	(8)	(0.02)
Other	(4)	(0.01)
Share dilution	--	(0.02)
Change in contribution to operating earnings	$45	$0.11

Dominion E&P
Business Interruption Insurance	$171	$0.50
Gas and Oil - production	143	0.41
Operations and maintenance:
FAS133 - M2M/Hedge Ineffectiveness	60	0.17
Other O&M	(22)	(0.06)
DD&A	(46)	(0.13)
Gas and Oil - prices	(47)	(0.13)
Interest Expense	(10)	(0.03)
Other	12	0.03
Share dilution	--	(0.02)
Change in contribution to operating earnings	$261	$0.74

Corporate
Change in contribution to operating earnings	($35)	($0.10)

Change in consolidated operating earnings	$289	$0.79

Change in items excluded from operating earnings (1)	$350	$1.02

Change in net income (GAAP earnings)	$639	$1.81

(1)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at http://www.dom.com/investors/.

Schedule 6 - 4Q06 Assumptions and Drivers

	4Q05	4Q06
Description	Actual	Assumption

Operating earnings (mm)	$353	---
Average common shares outstanding, diluted (mm)	348.2	354.9
Operating earnings per share	$1.02	---
GAAP earnings per share	$0.74	---

Certain Items That Could Impact Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [1]	$10	---
FAS 133 - (Hedge Ineffectiveness/Other) - After-tax (mm)	($14)	---
FAS 133 - (Katrina/Rita Dedesignated Hedges) - After-tax (mm)	$78	---
Virginia Fuel Underrecovery - After-tax (mm)	($76)	---
Business Interruption Insurance Proceeds - After-tax (mm)	$0	$3
Tropical Storm Ernesto - After-tax (mm)	---	($3)
Franchise Growth - After-tax (mm) over prior year	---	---
Merchant Generation Margins Growth - After-tax (mm) over prior year	---	---

Natural Gas Production (Bcf) [2,3]	71	82 - 86
Liquids Production (mmbbls) [2,3]	4.1	5.3 - 5.5
Equivalent Natural Gas Production (Bcfe) [2,3]	95	114 - 119

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$12.97	$5.72
Avg. NYMEX Spot Price - Oil ($/bbl)	$61.13	$62.51

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [4]	$11.18	$5.22
Average Realized Price without Hedging Results - Oil ($/bbl) [4]	$53.00	$50.97
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [4]	$10.55	$6.19

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [4]	$6.30	$3.64
Average Realized Price with Hedging Results - Oil ($/bbl) [4]	$39.91	$25.66
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [4]	$6.39	$3.81

E&P Lifting Costs ($/mcfe) [4,5]	$1.67	$1.25 - $1.35
E&P DD&A Rate ($/mcfe) [4]	$1.58	$1.65 - $1.75

VPP Volumes Delivered (Bcf)	15.3	12.9
VPP Net Revenue - Pre-tax ($mm)	$79	$59
VPP Net Revenue - After-tax ($mm)	$50	$37

Average PJM West Price (7x24) ($/MWh)	$72.49	$43.52
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$97.98	$54.94

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69

1) After-tax impact on utility base revenue
2) Includes Dominion Transmission, excludes VPPs.
3) Fourth Quarter 2006 hedge information can be found on the Natural Gas and Oil Hedge Position schedule
4) Dominion E&P Only
5) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received